As filed with the Securities and Exchange Commission on March 5, 2001
                              Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MIRANT CORPORATION
                    (FORMERLY KNOWN AS SOUTHERN ENERGY, INC.)
             (Exact name of registrant as specified in its charter
Delaware                                            58-2056305
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

1155 Perimeter Center West   Atlanta, Georgia        30338-4780
(Address of principal executive offices)             (Zip Code)


                            SOUTHERN ENERGY RESOURCES
                              EMPLOYEE SAVINGS PLAN

                    SOUTHERN ENERGY RESOURCES BARGAINING UNIT
                              EMPLOYEE SAVINGS PLAN
                            (Full title of the plans)

                                 Raymond D. Hill
                             Chief Financial Officer
                               Mirant Corporation
                           1155 Perimeter Center West
                           Atlanta, Georgia 30338-4780
                     (Name and address of agent for service)
                                 (678) 579-5000
          (Telephone number, including area code, of agent for service)

            The Commission is requested to mail signed copies of all
                     orders, notices and communications to:

                              Robert E. Smith, Esq.
                               Mirant Corporation
                           1155 Perimeter Center West
                           Atlanta, Georgia 30338-4780

                                 With a copy to:

                             John T. W. Mercer, Esq.
                              Troutman Sanders LLP
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216

------------------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE
------------------------------------------- ------------------- ------------------- -------------------- ---------------

          Title of each class of               Amount to be      Proposed maximum        Proposed          Amount of
      securities to be registered(1)          registered(2)       offering price     maximum aggregate    registration
                                                                   per share(3)      offering price(3)        fee
------------------------------------------- ------------------- ------------------- -------------------- ---------------
Common Stock, $0.01 par value per share         800,000 shares        $24.80            $19,840,000          $4,960
to be issued under the Southern Energy
Resources Employee Savings Plan

Common Stock, $0.01 par value per share         500,000 shares        $24.80            $12,400,000          $3,100
to be issued under the Southern Energy
Resources Bargaining Unit Employee
Savings Plan
------------------------------------------- ------------------- ------------------- -------------------- ---------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Mirant Corporation (the "Company") common stock on February 28, 2001 as reported on the New York Stock Exchange.

                                      II-6
PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

(a) The prospectus (the "Prospectus") filed by Southern Energy, Inc., now known as Mirant Corporation ("the Company" or the "registrant"), with the Securities and Exchange Commission (the "Commission") on September 27, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the "Securities Act"), with respect to The Company's registration statement on Form S-1 (Registration No. 333-35390).

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and Current Reports on Form 8-K dated September 26, 2000, October 30, 2000 (and the amended Current Report thereto filed with the Commission on December 6, 2000) and December 19, 2000 (and the amended Current Report thereto filed with the Commission on March 1, 2000).

(c) The description of the common stock contained in the Company's registration statement on Form 8-A filed with the Commission on September 7, 2000.

         All documents subsequently filed by the Company, the Southern Energy Resources Employee Savings Plan or the Southern Energy Resources Bargaining Unit Employee Savings Plan (the "Plans") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding listed above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         Article NINTH of the Certificate of Incorporation of the Company provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of Article NINTH shall adversely affect any right or protection of a director with respect to events occurring prior to such amendment, modification or repeal.

         Section 6.4 of the By-Laws of the Company provides that the Company (for purposes of this paragraph, the "Corporation") shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of or on behalf of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by Section 6.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of
Section 6.4 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of Section 6.4 and this paragraph, the term "Corporation" includes any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise," shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

         All of the Company's directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

         Between the initial public offering of the Company's common stock and the distribution of the Company's common stock by Southern Company, if such distribution occurs, the directors and officers of the Company will be insured by the Southern Company directors and officers liability insurance program. Upon the distribution of the Company's common stock by Southern Company, if such distribution occurs, the Company will effect a separate insurance program for its directors and officers and Southern Company will retain its current program for its respective directors and officers. Any historic liabilities of the Company's directors and officers arising from wrongful acts prior to distribution shall remain insured by the Southern Company directors and officers liability insurance program.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           (a) The following exhibits are filed as part of this registration statement. The registrant anticipates that the name of the Southern Energy Resources Employee Savings Plan will be amended to the "Mirant Services Employee Savings Plan" and that the name of the Southern Energy Resources Bargaining Unit Employee Savings Plan will be amended to the "Mirant Services Bargaining Unit Employee Savings Plan."

Exhibit
Number

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1 (No. 333-35390))

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1 (No. 333-35390))

4.3   Specimen  Stock  Certificate  (incorporated  by  reference  to  Exhibit
      4.1 to  the  Company's registration statement on Form S-1 (No. 333-35390))

4.4   Southern Energy Resources Employee Savings Plan

4.5   Southern Energy Resources Bargaining Unit Employee Savings Plan

5     Opinion of Troutman Sanders LLP, counsel to the Company.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent of KPMG Deutsche Treuhand-Gesellschaft.

23.3  Consent of PricewaterhouseCoopers.

23.4  The consent of Troutman Sanders LLP is contained in Exhibit 5.

24 Powers of Attorney (included on the signature page to this registration statement)

         Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

         (b) In lieu of attaching as an exhibit an Internal Revenue Service (the "IRS") determination letter that the Plans are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Company hereby undertakes to submit the Plans and any amendments thereto in a timely manner and will make all changes required by the IRS in order to qualify the Plans, as amended.

Item 9.  Undertakings.

         (a)      Undertaking related to Rule 415 offering:

                  The undersigned registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Undertaking relating to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

                           The undersigned  registrant  hereby  undertakes that,
                  for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Undertaking relating to filing of registration statement on Form S-8:

                           Insofar as  indemnification  for liabilities  arising
                  under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable.  In  the  event  that a  claim  for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th of March, 2001.

                       MIRANT CORPORATION


                        By: /s/ Raymond D. Hill
                            --------------------
                            Raymond D. Hill
                            Executive Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

           We, the undersigned officers and directors of Southern Energy, Inc., hereby severally constitute and appoint S. Marce Fuller, President and Chief Executive Officer, Raymond D. Hill, Executive Vice President and Chief Financial Officer, Douglas L. Miller, Senior Vice President and General Counsel, and Elizabeth B. Chandler, Vice President and Secretary, and each of then singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Southern Energy, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature               Title                                      Date


/s/ S. Marce Fuller     President, Chief Executive Officer         March 5, 2001
-------------------
S. Marce Fuller         and Director (Principal Executive Officer)


/s/ Raymond D. Hill     Executive Vice President and Chief         March 5, 2001
-------------------
Raymond D. Hill         Financial Officer (Principal
                        Financial Officer)


/s/ James A. Ward       Senior Vice President, Finance and         March 5, 2001
-----------------
James A. Ward           Accounting (Principal Accounting Officer)


/s/ A.D. Correll        Director                                   March 5, 2001
----------------
A .D. Correll


/s/ A.W. Dahlberg       Director                                   March 5, 2001
-----------------
A. W. Dahlberg


/s/ Elmer B. Harris     Director                                   March 5, 2001
-------------------
Elmer B. Harris


/s/ William J. Hjerpe   Director                                   March 5, 2001
---------------------
William J. Hjerpe


/s/ David J. Lesar      Director                                   March 5, 2001
------------------
David J. Lesar


/s/ W. L. Westbrook     Director                                   March 5, 2001
-------------------
W. L. Westbrook

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 5th of March, 2001.

                                SOUTHERN ENERGY RESOURCES EMPLOYEE SAVINGS PLAN

                                By:  /s/ Vance N. Booker
                                ---------------------------------
                                Vance N. Booker
                                Senior Vice President,
                                Administration and External Affairs

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 5th of March, 2001.

                                SOUTHERN ENERGY RESOURCES BARGAINING UNIT
                                EMPLOYEE SAVINGS PLAN


                                By:  /s/ Vance N. Booker
                                -----------------------------------
                                Vance N. Booker
                                Senior Vice President,
                                Administration and External Affairs